UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2013 (December 12, 2013)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2013, the Glimcher Realty Trust (the “Registrant”) Board of Trustees (the “Board”), upon the recommendation of its Nominating and Corporate Governance Committee (the “Committee”), elected Yvette McGee Brown, Esq. and Nancy Kramer to the Board. Mrs. Brown will serve on the Board as a Class I Trustee and Mrs. Kramer will serve on the Board as a Class III Trustee. To accommodate the election of Mmes. Brown and Kramer, the Board approved an increase in its size from ten (10) seats to twelve (12) seats. Additionally, three of the Registrant’s current Class II Trustees, Messrs. Richard F. Celeste, Wayne S. Doran, and Alan R. Weiler, formally informed the Registrant that they will not stand for re-election at the Registrant’s 2014 Annual Meeting of Shareholders (the “Annual Meeting”) pursuant to the Registrant’s trustee retirement policy under its Corporate Governance Guidelines. Although the terms of the Board’s Class I and Class III Trustees expire in 2016 and 2015, respectively, Mmes. Brown and Kramer will stand for election at the Annual Meeting to serve as Class II Trustees and fill vacant seats created by the aforementioned departure of certain incumbent Class II Trustees. At this time, neither Mmes. Brown nor Kramer has been appointed to serve on any Board committee.

The Board and Committee have determined that both Mmes. Brown and Kramer are each an independent trustee that meets the independence requirements of the New York Stock Exchange and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). Mmes. Brown and Kramer will each receive an annual stipend equal to the annual stipend that other non-employee trustees serving on the Board currently receive. In addition to their service as members of the Board, Mmes. Brown and Kramer will also serve as members of the Board of Directors of Glimcher Properties Corporation, a wholly-owned subsidiary of the Registrant. Lastly, both Mmes. Brown and Kramer each executed the Registrant’s standard form of indemnification agreement. A copy of the Registrant’s press release announcing the election of Mmes. Brown and Kramer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Press Release of Glimcher Realty Trust, dated December 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: December 12, 2013	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary